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                                                                    EXHIBIT 99.5

     PROPOSAL FOR CONSENT TO THE FFL MERGER AND THE REINCORPORATION MERGER
           INVOLVING FOOD 4 LESS, INC. AND FOOD 4 LESS HOLDINGS, INC.

    With respect to all shares I am entitled to direct, I hereby instruct U.S. Trust to (choose only one in each block:)


 (i) / / CONSENT to the FFL Merger (as described in the enclosed Prospectus and Solicitation Statement).


    / / WITHHOLD CONSENT to the FFL Merger (as described in the enclosed
        Prospectus and Solicitation Statement).

    / / ABSTAIN.

(ii) / / CONSENT to the Reincorporation Merger (as described in the enclosed Prospectus and Solicitation Statement).


    / / WITHHOLD CONSENT to the Reincorporation Merger (as described in the enclosed Prospectus and Solicitation Statement).

    / / ABSTAIN.

    The submission of this Voting Instruction Card, if properly signed and dated, revokes all of my prior voting instructions received by the Trustee.


                      --------------------------------    -----------------
                                SIGNATURE                      DATE

            PLEASE SIGN, DATE, AND MAIL THIS VOTING INSTRUCTION CARD
                       PROMPTLY IN THE ENVELOPE PROVIDED.

                  FALLEY'S, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                            CONSENT OF STOCKHOLDERS
                         VOTING INSTRUCTIONS TO TRUSTEE


    The undersigned Participant in the Falley's, Inc. Employee Stock Ownership Plan and Trust hereby acknowledges receipt of the Prospectus and Solicitation
Statement dated May   , 1995 of Food 4 Less, Inc. ("FFL") and Food 4 Less
Holdings, Inc. ("Holdings") and the Notice to Participants dated May   , 1995,
from U.S. Trust which, together with the Voting Instruction Card, constitutes the solicitation by U.S. Trust ("the Solicitation") of voting instructions with respect to certain proposed mergers involving FFL and Holdings. To be effective, this Instruction Card must be received by U.S. Trust Company of California, N.A. (the "Trustee") no later than 5:00 p.m., Los Angeles time, on Monday, June 19, 1995. Instructions may be revoked at any time prior to such time and date.


YOUR ALLOCATED SHARES: